UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2006 (March 6, 2006)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(i)      On March 6, 2006, Chemtura Corporation issued a merger integration award to Mr.
Robert L. Wood, the Company's chairman, president and chief executive officer. The award consists of non-qualified stock options covering 220,000 shares of the Company's common stock with an exercise price of $10.75 per share. The stock options will vest one-third on each successive one-year anniversary from date of grant.

(ii)     On March 6, 2006, the Organization, Compensation and Governance Committee of the Board of Directors of Chemtura Corporation (the "ORG Committee") approved the adoption of the 2006 Chemtura Corporation Management Incentive Plan ("2006 MIP Plan"). The 2006 MIP Plan will provide a bonus payout in 2007 based upon individual and Chemtura performance during the 2006 fiscal year. The 2006 MIP Plan provides for payments based upon Chemtura achieving certain financial goals that vary for the 2006 MIP Plan participants. The 2006 MIP Plan also provides for a threshold level of Chemtura performance below which no MIP award will be paid. Participation in the 2006 MIP Plan is limited to various key management personnel. A copy of the 2006 MIP Plan is attached hereto as Exhibit 10.1 and is herein incorporated by reference.

         In 2005, Chemtura did not fully meet certain financial and non-financial goals established under the 2005 Chemtura Corporation Management Incentive Program ("2005 MIP Program"). After consideration, the ORG Committee determined that bonus payments be made under the 2005 MIP Program under a reduced bonus pool of seventy (70%) percent of the original target bonus pool for officers and ninety (90%) percent for the general management pool, the amount of award to be paid to each eligible recipient to be determined after considering such recipient's individual performance and/or attributed business results, as established at the direction of the chief executive officer and the ORG Committee. In making its determination, the ORG Committee considered the accomplishments of the management team, including completing the merger of Crompton Corporation and Great Lakes Chemical Corporation; the reduction and restructuring of debt; improvement in business performance despite external factors that negatively impacted earnings, including significantly higher raw material costs; the restructuring of the business portfolio and the resolution of various legal issues relating to antitrust matters. In spite of these challenges, the Company did improve proforma year-over-year earnings by nearly three hundred (300%) percent.

(iii)    On March 6, 2006, the ORG Committee approved the adoption of the Chemtura Corporation Executive and Key Employee Severance Plan ("Severance Plan"), effective as of January 1, 2006. The Severance Plan provides for payments to executive officers and other key personnel ranging from one to three times salary and bonus, benefits continuation, financial placement and outplacement services, and under certain circumstances, a tax gross up, upon a change in control of the Company accompanied within twenty-four months by an actual or constructive termination of the executive's or key employee's employment. A copy of the Severance Plan is attached hereto as Exhibit 10.2 and is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

     (d)     Exhibits

Exhibit Number 10.1	Exhibit Description 2006 Chemtura Corporation Management Incentive Plan
10.2	Chemtura Corporation Executive and Key Employee Severance Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)
By: /s/ Barry J. Shainman Name: Barry J. Shainman Title: Vice President and Secretary

     Date:     March 9, 2006

Exhibit Number 10.1	Exhibit Description 2006 Chemtura Corporation Management Incentive Plan
10.2	Chemtura Corporation Executive and Key Employee Severance Plan